EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First Financial Bancorp. Announces the Completion of its Acquisition of Westfield Bancorp, Inc., and Westfield Bank, FSB

CINCINNATI, OH – November 3, 2025 – First Financial Bancorp. (Nasdaq: FFBC) (“First Financial”) announced today that it has closed its previously announced acquisition of Westfield Bancorp, Inc. (“Westfield”) in a cash and stock transaction, from the Ohio Farmers Insurance Company. Westfield is the holding company and sole shareholder of Westfield Bank, FSB (“Westfield Bank”). With the acquisition of Westfield Bank, First Financial now has $20.6 billion in assets, with a strong Midwest foundation and a wide spectrum of solutions for consumers and businesses.

All Westfield Bank retail locations and its commercial, insurance agency banking and private banking services now join First Financial’s existing commercial banking and wealth management presence in Northeast Ohio.

“This is an exciting step in the growth of First Financial, as the addition of Westfield Bank opens new possibilities for growth and profitability for us in an attractive market,” said Archie Brown, president and CEO of First Financial. “We can now bring our wide range of solutions in consumer, commercial, specialty lending and wealth management to new clients, while expanding our geographic footprint for our current clients. The First Financial team is thrilled to welcome the Westfield Bank team members to the First Financial family.”

Westfield Bank locations will continue to operate under the name “Westfield Bank” until the completion of the conversion process, anticipated in March 2026, which will consolidate the two banks’ products, processes and operating systems. Westfield Bank clients will receive detailed information about account conversions in the coming months. Until then, Westfield Bank clients do not need to take any action and can continue to obtain services from their existing Westfield Bank channels. First Financial clients will not be impacted by the merger or the conversion.

This acquisition continues First Financial’s recent growth in the Midwest. In 2023, First Financial added a commercial lending presence in Northeast Ohio. Earlier this year, First Financial announced its agreement to acquire BankFinancial Corporation, the holding company of BankFinancial, National Association, in Chicago, Illinois, expanding its existing commercial banking and other capabilities in that market. First Financial also recently added a commercial banking presence in Grand Rapids, Michigan. These growth areas build upon the First Financial’s Midwestern foundation, which includes Cincinnati, Dayton and Columbus, Ohio; Indianapolis, Indiana; and Louisville, Kentucky.

About First Financial Bancorp.

First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of September 30, 2025, the Company had $18.6 billion in assets, $11.7 billion in loans, $14.4 billion in deposits and $2.6 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $4.0 billion in assets under management as of September 30, 2025. The Company operated 127 full service banking centers as of September 30, 2025, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. In 2025, First Financial Bank received its second consecutive Outstanding rating from the Federal Reserve for its performance under the Community Reinvestment Act and was recognized as a Gallup Exceptional Workplace Award winner, one of only 70 Gallup clients worldwide to receive this designation. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Media Contacts:
Timothy Condron, Corporate Communications Director
Email: media@bankatfirst.com

Peter Osborne
Email: peter.osborne@keypointpr.com